                                                                  Ehibit 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 1997 included in The Cleveland Electric Illuminating Company Form 10-K for the year ended December 31, 1996, and our report dated February 14, 1997 included in The Toledo Edison Company Form 10-K for the year ended December 31, 1996. We also consent to the use of our reports included in this registration statement, and to all references to our Firm included in this registration statement.


                                             ARTHUR ANDERSEN LLP

Cleveland, Ohio
   September 16, 1997